                          SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549



                                   FORM 8-K/A No. 1

                                    CURRENT REPORT


        PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 16, 1997 (July 3,
1997)



                    THE PUBLISHING COMPANY OF NORTH AMERICA, INC.
                    ----------------------------------------------
                (Exact Name of Registrant as Specified in its Charter)




    Florida                  0-27994                       59-3203301
  ----------------         ------------                  -------------------
  (State or other          (Commission                   (IRS Employer
   jurisdiction of         File Number)                  Identification No.)
   incorporation)



                186 P.C.N.A.  Parkway, Lake Helen, FL        32744-0280
           ----------------------------------------------------------------
                (Address of principal executive offices)    (Zip Code)



         Registrant's telephone number, including area code:  (904) 228-1000
                                                              --------------

                    THE PUBLISHING COMPANY OF NORTH AMERICA, INC.
                           FORM 8-K/A - SEPTEMBER 16, 1997


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

    (a) On July 3, 1997, The Publishing Company of North America, Inc. (the "Company"), through a 100% owned subsidiary, acquired 100% of the outstanding capital stock of College Directory Publishing, Inc. ("CDP") in a tax-free merger. CDP is a Conshohocken, Pennsylvania-based publisher of college and university membership directories. The Company issued an aggregate of 750,000 shares of its common stock and paid $300,000 to CDP's two stockholders. Up to 250,000 of the shares are subject to cancellation if CDP's net pre-tax income over a three-year period commencing January 1, 1997 do not aggregate at least $1,875,000. Additionally, as part of the merger consideration, the two former stockholders of CDP are entitled to each receive 12-1/2% of CDP's net pre-tax income for each of the three fiscal years beginning January 1, 1997. The two former stockholders of CDP entered into employment agreements with CDP. The Company loaned CDP $200,000 as additional working capital.

    The cash paid came from the existing cash balances of the Company. No portion of the purchase price was borrowed by the Company. There was no material relationship between the former stockholders of CDP and the Company, or any of the Company's affiliates, officers or directors or any associate of such officers or directors. Both of the former stockholders of CDP were appointed to its board of directors, together with three designees of the Company.

    (b) CDP's equipment including computers were used in its college and university membership directory publishing business and continue to be used for that purpose.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. Filed herewith are the following financial statements of College Directory Publishing, Inc.:

          Report of  Independent Certified Public Accountants

          Audited Financial Statements

              Balance Sheet as of December 31, 1996

              Statement of Income and Accumulated Deficit for the year ended December 31, 1996

              Statement of Cash Flows for the year ended December 31, 1996

              Notes to Financial Statements

                    THE PUBLISHING COMPANY OF NORTH AMERICA, INC.
                           FORM 8-K/A - SEPTEMBER 16, 1997


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS (CONTINUED)

    (b) PRO-FORMA FINANCIAL INFORMATION. Filed herewith are the following pro forma condensed financial statements with a description of the transaction and other related information:

          Unaudited Pro Forma Financial Statements

              Condensed Balance Sheet as of December 31, 1996

              Condensed Balance Sheet as of June 30, 1997

              Condensed Statement of Operations for the year ended December 31, 1996

              Condensed Statement of Operations for the six months ended June 30, 1997

    (c) EXHIBITS.

          2. Agreement and Plan of Merger (1)(2)

             (1) Contained in the Report on Form 8-K filed by the registrant with the Securities and Exchange Commission on July 18, 1997.
             (2) Confidential treatment has been requested for an exhibit to this Agreement and Plan of Merger.

                    THE PUBLISHING COMPANY OF NORTH AMERICA, INC.
                           FORM 8-K/A - SEPTEMBER 16, 1997


                                      SIGNATURES



    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                    THE PUBLISHING COMPANY OF NORTH AMERICA, INC.
                    ---------------------------------------------
                                     (Registrant)






By (Signature and Title):     /s/ James M. Koller
                             ---------------------------------------------
                              James M. Koller, Chief Financial Officer
                             (Principal Financial and Accounting Officer)




Date: September 16, 1997

                                 Financial Statements

                          College Directory Publishing, Inc.

                             YEAR ENDED DECEMBER 31, 1996
               WITH REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                          College Directory Publishing, Inc.

                                 Financial Statements


                             Year ended December 31, 1996




                                       CONTENTS

Report of Independent Certified Public Accountants...........................F-3

Audited Financial Statements

Balance Sheet................................................................F-4
Statement of Income and Accumulated Deficit..................................F-5
Statement of Cash Flows......................................................F-6
Notes to Financial Statements................................................F-7

                  Report of Independent Certified Public Accountants

Board of Directors
College Directory Publishing, Inc.

We have audited the accompanying balance sheet of College Directory Publishing, Inc. as of December 31, 1996, and the related statements of income and accumulated deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of College Directory Publishing, Inc. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                            ERNST & YOUNG LLP

August 15, 1997
Orlando, Florida

                          College Directory Publishing, Inc.

                                    Balance Sheet

                                  December 31, 1996


ASSETS
Current assets:
 Cash                                                           $  451,454
 Accounts receivable, less allowance for doubtful accounts
  of $137,987
                                                                   499,453
 Directories in progress                                             4,795
                                                                ----------
Total current assets                                               955,702

Property and equipment, net                                         22,851

Other assets                                                         3,846
                                                                ----------
Total assets                                                    $  982,399
                                                                ----------
                                                                ----------
LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
 Accounts payable                                               $  718,017
 Accrued expenses                                                  283,308
 Deferred revenue                                                   23,976
                                                                ----------
Total current liabilities                                        1,025,301

Shareholders' deficit:
 Common shares, $2 par value:
  3,000 shares authorized, issued and outstanding                    6,000
 Accumulated deficit                                               (48,902)
                                                                ----------
Total shareholders' deficit                                        (42,902)
                                                                ----------
Total liabilities and shareholders' deficit                     $  982,399
                                                                ----------
                                                                ----------


SEE ACCOMPANYING NOTES.

                          College Directory Publishing, Inc.

                     Statement of Income and Accumulated Deficit

                             Year ended December 31, 1996


Net sales                                                       $2,535,695

Costs and expenses:
 Salaries and commissions                                          607,216
 Materials and printing                                            956,342
 Royalties                                                         428,378
 Depreciation                                                        9,411
 Marketing and selling                                             148,545
 General and administrative                                        359,942
                                                                ----------
                                                                 2,509,834
                                                                ----------

Income from operations                                              25,861

Interest expense, net of interest income of $3,950                 (17,488)
                                                                ----------
Net income                                                           8,373

Retained earnings at January 1, 1996                               135,328
Distributions                                                     (161,000)
Distribution in satisfaction of shareholder loan                   (31,603)
                                                                ----------
Accumulated deficit at December 31, 1996                        $  (48,902)
                                                                ----------
                                                                ----------


SEE ACCOMPANYING NOTES.

                          College Directory Publishing, Inc.

                               Statement of Cash Flows

                             Year ended December 31, 1996


CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                       $   8,373
Adjustments to reconcile net income to net cash provided by
 operating activities:
  Depreciation                                                       9,411
  Bad debt expense                                                 190,131
  Interest income                                                   (1,727)
  Increase in accounts receivable                                  (49,120)
  Increase in directories in progress                               (4,795)
  Increase in other assets                                          (2,595)
  Increase in accounts payable and accrued expenses                 37,829
  Increase in deferred revenue                                      23,976
                                                                 ---------
  Net cash provided by operating activities                        211,483

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment                               (3,896)
                                                                 ---------
Net cash used in investing activities                               (3,896)
                                                                 ---------
CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid to shareholders                                    (161,000)
                                                                 ---------
Net cash used in financing activities                             (161,000)
                                                                 ---------

Net increase in cash                                                46,587
Cash at beginning of year                                          404,867
                                                                 ---------
Cash at end of year                                              $ 451,454
                                                                 ---------
                                                                 ---------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest                                           $  21,438
                                                                 ---------
                                                                 ---------
NONCASH TRANSACTION
Distribution in satisfaction of shareholder loan                 $  31,603
                                                                 ---------
                                                                 ---------

SEE ACCOMPANYING NOTES.

                          College Directory Publishing, Inc.

                            Notes to Financial Statements

                                  December 31, 1996


1. SUMMARY OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

College Directory Publishing, Inc. (the Company) was incorporated under the laws of the State of Delaware on July 17, 1988. The primary business activity of the Company is publishing student telephone directories for colleges and universities and selling advertising in those directories. The Company publishes directories across the United States.

REVENUE RECOGNITION

Revenues and related costs are recorded by the Company upon shipment of directories. Costs incurred for directories in progress are stated at costs, not in excess of estimated realizable value. Deferred revenue represents amounts received from advertisers prior to shipment of the related directories.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

Accounts receivable are comprised primarily of amounts due from advertisers in the directories. The Company provides for doubtful accounts applying the specific identification method. At December 31, 1996, the Company had identified total doubtful accounts of $137,987. Management believes all other accounts receivable to be fully collectible.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Depreciation for computer equipment and office furniture is computed using the straight-line method over seven and five years, respectively. Expenditures for maintenance and repairs are charged to expense as incurred. Major improvements are capitalized.

ROYALTIES

Royalties are paid to certain colleges and universities pursuant to publication contracts. The agreements have varying terms typically consisting of a flat fee for the rights to publication and in some cases additional payments for advertising sales in excess of agreed-upon levels.

                          College Directory Publishing, Inc.

                                  December 31, 1996


1. SUMMARY OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

ADVERTISING COSTS

The costs of advertising are expensed as incurred. For the year ended December 31, 1996. Advertising costs included in selling and marketing expense were $13,057.

2. PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

                                                     DECEMBER 31,
                                                         1996
                                                     ------------

          Computer equipment                           $68,638
          Office furniture                               1,489
                                                     ------------
                                                        70,127
          Less accumulated depreciation                (47,276)
                                                     ------------
                                                       $22,851
                                                     ------------
                                                     ------------

3. LINE OF CREDIT

The Company has a $400,000 line of credit with PNC Bank which carries an interest rate of prime plus 0.5% (8.75% at December 31, 1996) and matures June 30, 1997. As of December 31, 1996, there was no outstanding borrowings. The line is secured by the Company's equipment and receivables, and personally guaranteed by the shareholders. In January 1997, the Company borrowed $200,000 against the line of credit.

                          College Directory Publishing, Inc.

                                  December 31, 1996


4. RELATED PARTY TRANSACTIONS

During 1996, shareholder borrowings from the Company in the amount of $31,603, including accrued interest of $6,816, were repaid through distributions to shareholders. There were no outstanding borrowings as of December 31, 1996.

5. EMPLOYEE BENEFIT PLANS

Effective January 1, 1996, the Company adopted a defined contribution 401(k) profit-sharing plan to provide retirement benefits for eligible employees. To be eligible, an employee must be at least 21 years of age, have worked at least 90 days, and be a full-time employee working at least 1,000 hours. The Company may elect to make a discretionary contribution annually to the profit sharing plan. No contribution was made for the year ended December 31, 1996.

6. OPERATING LEASES

The Company leases office space, equipment and vehicles under operating leases expiring in various years through 2001. Minimum future rental payments under these noncancelable leases having remaining terms in excess of one year as of December 31, 1996 in the aggregate are:

     Year ended December 31,
     -----------------------
     1997                                         $ 68,222
     1998                                           38,680
     1999                                           16,670
     2000                                            8,436
     2001                                            1,359
                                                  --------
     Total minimum future rental payments         $133,367
                                                  --------
                                                  --------

Rent expense for the year ended December 31, 1996 was $56,114.

                          College Directory Publishing, Inc.

                                  December 31, 1996


7. INCOME TAXES

The Company, with the consent of its shareholders, has elected to be taxed as an S-corporation under sections of the federal and state income tax laws, which provide that, in lieu of corporation income taxes, the shareholders separately account for their pro rata share of the Company's items of income, deduction, losses and credits. Therefore, these statements do not include any provision for corporate income taxes.

8. SUBSEQUENT EVENTS

In May 1997, the Company renegotiated its line of credit with PNC Bank for $650,000. The line, which carries an interest rate of prime plus .5%, is secured by substantially all assets of the Company and matures June 30, 1998.

In May 1997, the Company signed a promissory note with PNC Bank for $150,000. The note carries an interest rate of prime plus 1% and is secured by substantially all assets of the Company. The loan calls for monthly repayment beginning July 1, 1997 with the final payment due May 1, 2002.

On July 3, 1997, The Publishing Company of North America, Inc. (TPCNA) through a wholly-owned subsidiary, acquired 100% of the outstanding capital stock of College Directory Publishing, Inc. in a tax-free merger. TPCNA issued an aggregate of 750,000 shares of its common stock and made cash payments of $300,000 to the Company's two stockholders. Up to 250,000 of the shares are subject to cancellation if the Company's net pre-tax income over a three-year period commencing January 1, 1997 does not aggregate at least $1,875,000. Additionally, as part of the merger consideration, the two former stockholders of the Company are entitled to each receive 12-1/2% of the Company's net pre-tax income for each of the three fiscal years beginning January 1, 1997. The two former stockholders of the Company entered into employment agreements with TPCNA and its wholly-owned subsidiary. In connection with the merger, TPCNA loaned the Company $200,000 as additional working capital.

                    THE PUBLISHING COMPANY OF NORTH AMERICA, INC.
                           FORM 8-K/A - SEPTEMBER 16, 1997


                           PRO FORMA FINANCIAL INFORMATION


The Pro Forma Condensed Financial Statements filed herewith have been prepared from the historical financial statements of The Publishing Company of North America, Inc., and the historical financial statements of College Directory Publishing, Inc., and should be read in conjunction therewith. The pro forma condensed financial information is presented for illustrative purposes only and may not be indicative of the financial position or results of operations which would have actually been reported had the merger occurred on the dates indicated below, nor is it intended to project future financial positions or results of operations.

The following pro forma financial information filed herewith give effect to the merger under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16 ("APB No. 16"). Under this method of accounting, the total purchase cost has been allocated to CDP's assets and liabilities based on their estimated fair values. The excess of the purchase price over the net assets acquired is recorded as goodwill. The unaudited pro forma condensed financial statements reflect management's best estimate based upon currently available information. These allocations are subject to valuations as of the date of the transaction based upon appraisals and other studies which are not yet completed. Accordingly, the final allocations may be different from the amounts reflected herein. Any purchase price adjustments will be made within six months from the date of this Report and are not expected to be materially different from the unaudited pro forma condensed financial statements taken as a whole.

On July 3, 1997, The Publishing Company of North America, Inc. (the "Company"), through a 100% owned subsidiary, acquired 100% of the outstanding capital stock of College Directory Publishing, Inc. ("CDP") in a tax-free merger. Details of the transaction are contained in the Company's current report on Form 8-K filed with the Securities and Exchange Commission on July 18, 1997, of which this Report is an amendment. CDP is a Conshohocken, Pennsylvania-based publisher of college and university student telephone directories. The Company issued an aggregate of 750,000 shares of its common stock and paid $300,000 to CDP's two stockholders. Additionally, as part of the merger consideration, the two former stockholders of CDP are entitled to each receive 12-1/2% of CDP's net pre-tax income for each of the three fiscal years beginning January 1, 1997. The two former stockholders of CDP entered into employment agreements with CDP. The Company loaned CDP $200,000 as additional working capital. The cash paid came from the existing cash balances of the Company.

Of the shares of the Company's common stock issued to CDP's two stockholders, none may be sold or transferred for the first twelve months following closing on July 3, 1997 ("Closing"). For the second twelve months following Closing, up to 100,000 shares may be sold or transferred. For the third twelve months following Closing, an additional 100,000 shares may be sold or transferred. At the end of three years following Closing, up to 500,000 shares cumulative may be sold or transferred. For the purposes of this Report, the fair value of the 500,000 shares is estimated at the closing price of the Company's stock on the day immediately preceding Closing, which was $2.75 per share, less a discount of 50% which the Company has been advised is a discount amount customarily applied to prices of shares of publicly-traded companies in private placement transactions involving shares with two-year "lock-up" periods during which the shares may not be

                    THE PUBLISHING COMPANY OF NORTH AMERICA, INC.
                           FORM 8-K/A - SEPTEMBER 16, 1997


                     PRO FORMA FINANCIAL INFORMATION (CONTINUED)


sold or transferred. The discount amount was based upon the advice of counsel and an informal conversation with an investment banker who is a member of the Company's board of directors. The Company intends to obtain an independent opinion concerning the appropriate discount and believes that the discount may be greater because 1) the "lock-up" period for the majority of the shares is greater than two years, 2) the Company's common stock is not actively traded, and 3) larger discounts are appropriate for large blocks of stock.

The remaining 250,000 of the 750,000 shares are subject to cancellation if CDP's net pre-tax income, as defined in the merger agreement, over a three-year period commencing January 1, 1997 do not aggregate at least $1,875,000. On April 20, 2000 that portion of the 250,000 shares which are not cancelled may be sold or transferred. In accordance with APB No. 16, the 250,000 shares subject to cancellation are considered contingent consideration based upon future earnings. When the contingency is resolved on April 20, 2000 the Company shall record as additional cost of the acquisition the then-current fair value of any shares not cancelled. Any additional cost shall be added to goodwill and amortized over the remaining portion of the amortization period.

Of the additional sums to be paid to CDP's two stockholders based on the net pre-tax income of CDP, these amounts likewise are considered contingent consideration based upon future earnings and shall be recorded as additional cost of the acquisition when resolved and distributable. The additional cost, if any, shall be added to goodwill and amortized over the remaining portion of the amortization period.

Goodwill is being amortized on a straightline basis over twenty years.

Property and equipment of CDP is shown at net book value in the following unaudited pro forma condensed balance sheets. Management does not believe there would be any material change in the financial statements taken as a whole if another method of assessing fair value were obtained and used.

CDP's business is highly seasonal; the great majority of its revenues will be recognized in the fourth quarter of the year, with most of the balance in the third quarter, and very little in the first or second quarters. Accordingly, the Company's results of operations are expected to be positively affected in the fourth quarter; the impact in the third quarter may vary from year to year and, beginning in 1998, the Company's results of operations in the first half of the year will be negatively affected by this wholly-owned subsidiary. The Company expects that results going forward will begin to reflect this seasonality, making quarter-to-quarter comparisons over the next year difficult at best.

                    THE PUBLISHING COMPANY OF NORTH AMERICA, INC.
                           FORM 8-K/A - SEPTEMBER 16, 1997


                     PRO FORMA FINANCIAL INFORMATION (CONTINUED)

The following unaudited pro forma condensed balance sheets as of December 31, 1996 and as of June 30, 1997 give effect to the acquisition as if it had occurred as of the balance sheet dates. The following unaudited pro forma condensed statements of operations for the year ended December 31, 1996 are presented as if the transaction had occurred as of January 1, 1996, except that the charge to income for amortization of goodwill is based upon the amount of goodwill reflected on the pro forma balance sheet as of December 31, 1996. The following unaudited pro forma condensed statements of operations for the six months ended June 30, 1997 are presented as if the transaction had occurred as of January 1, 1997, except that the charge to income for amortization of goodwill is based upon the amount of goodwill reflected on the pro forma balance sheet as of June 30, 1997.

NOTES TO THE ADJUSTMENTS IN THE PRO FORMA CONDENSED FINANCIAL STATEMENTS:

A) A cash payment of $300,000 was made by the Company to CDP's two stockholders.
B) The Goodwill as shown is the excess of the purchase price over the net assets acquired.
C) The adjustment to Common shares (paid-in capital) is 500,000 shares (750,000 total shares paid less 250,000 subject to cancellation based upon future earnings) times a fair value of $2.75 per share times a discount of 50%, less the $6,000 showing as paid-in capital for CDP. See the discussion above for more information.
D) The accumulated deficit of CDP does not carry forward and, hence, must be reversed. CDP's accumulated deficit at June 30, 1997 includes $269,000 of distributions to shareholders made during the six months then-ended.
E) At June 30, 1997 the Company had recorded as Other Assets $15,436 of legal fees directly related to the merger transaction. The Company estimates that the total legal and accounting fees directly related to the acquisition will be approximately $80,000. These costs will be recorded as a cost of the acquisition and will increase the amount of goodwill accordingly.
F) For the unaudited pro forma condensed statement of operations for the year ended December 31, 1996, an adjustment is made for amortization of goodwill based upon the amount of goodwill reflected on the pro forma balance sheet as of December 31, 1996. For the unaudited pro forma condensed statement of operations for the six months ended June 30, 1997, an adjustment is made for amortization of goodwill based upon the amount of goodwill reflected on the pro forma balance sheet as of June 30, 1997.
G) Of the 750,000 shares issued to CDP's two stockholders, 250,000 shares are subject to cancellation based upon the net pre-tax income of CDP over a three-year period commencing January 1, 1997. Inclusion of this contingent consideration is to be made when it is evident that results are being obtained. Based upon CDP's loss for the first six months of 1997, it is not determinable if results are being obtained; hence, these 250,000 shares are not included in the shares used in the computation of net income per share.

                               THE PUBLISHING COMPANY OF NORTH AMERICA, INC.
                                      FORM 8-K/A - SEPTEMBER 16, 1997


                                UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                          AS OF DECEMBER 31, 1996


                                                         HISTORICAL                                  PRO
                                                                                                   FORMA
ASSETS                                                 PCNA            CDP           ADJ'S      COMBINED

Current assets:
  Cash and cash equivalents                      $1,760,831     $  451,454      ($300,000) A  $1,912,285
  Available-for-sale securities                   2,477,500              0                     2,477,500
  Accounts receivable, net                          228,997        499,453                       728,450
  Directories in progress                           144,823          4,795                       149,618
  Refundable income taxes                            72,068              0                        72,068
  Other current assets                               17,544              0                        17,544
                                                 ----------     ----------      ---------     ----------
Total current assets                              4,701,763        955,702       (300,000)     5,357,465

Property and equipment, net                       1,329,783         22,851                     1,352,634
Goodwill                                                  0              0      1,030,402  B   1,030,402
Other assets                                         66,417          3,846                        70,263
                                                 ----------     ----------     ----------     ----------
Total assets                                     $6,097,963     $  982,399     $  730,402     $7,810,764
                                                 ----------     ----------     ----------     ----------
                                                 ----------     ----------     ----------     ----------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                 $234,334       $718,017     $        0     $  952,351
  Accrued expenses                                  205,670        283,308                       488,978
  Deferred revenue                                  460,434         23,976                       484,410
  Mortgage payable                                   48,889              0                        48,889
                                                 ----------     ----------     ----------     ----------
Total current liabilities                           949,327      1,025,301              0      1,974,628

Mortgage payable after one year                     751,111              0              0        751,111
                                                 ----------     ----------     ----------     ----------
Total liabilities                                 1,700,438      1,025,301              0      2,725,739

SHAREHOLDERS' EQUITY:
  Common shares                                   5,137,565          6,000        681,500  C   5,825,065
  Unrealized loss on avail.-for-sale securities     (13,024)             0                       (13,024)
  Accumulated deficit                              (691,495)       (48,902)        48,902  D    (691,495)
  Unearned compensation, net                        (35,521)             0                       (35,521)
                                                 ----------     ----------     ----------     ----------
Total shareholders' equity                        4,397,525        (42,902)       730,402      5,085,025
                                                 ----------     ----------     ----------     ----------
Total liabilities and shareholders' equity       $6,097,963     $  982,399     $  730,402     $7,810,764
                                                 ----------     ----------     ----------     ----------
                                                 ----------     ----------     ----------     ----------


See accompanying discussion of Pro Forma Financial Information.

                               THE PUBLISHING COMPANY OF NORTH AMERICA, INC.
                                      FORM 8-K/A - SEPTEMBER 16, 1997


                                UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                            AS OF JUNE 30, 1997


                                                         HISTORICAL                                  PRO
                                                                                                   FORMA
ASSETS                                                 PCNA            CDP           ADJ'S      COMBINED

Current assets:
  Cash and cash equivalents                      $2,102,367     $   12,652      ($300,000) A  $1,815,019
  Available-for-sale securities                   1,909,262              0                     1,909,262
  Accounts receivable, net                          387,833         26,401                       414,234
  Directories in progress                           217,778        309,310                       527,088
  Refundable income taxes                            72,068              0                        72,068
  Other current assets                              102,779              0                       102,779
                                                 ----------     ----------     ----------     ----------
Total current assets                             $4,792,087        348,363       (300,000)     4,840,450

Property and equipment, net                       1,353,821         32,568                     1,386,389
Goodwill                                                  0              0      1,855,116  B   1,855,116
Other assets                                        119,398          2,596        (15,436) E     106,558
                                                 ----------     ----------     ----------     ----------
Total assets                                     $6,265,306       $383,527     $1,539,680     $8,188,513
                                                 ----------     ----------     ----------     ----------
                                                 ----------     ----------     ----------     ----------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                 $268,852     $   82,792     $        0     $  351,644
  Bank line of credit                                     0        450,000                       450,000
  Accrued expenses                                  219,878        254,236                       474,114
  Deferred revenue                                  542,404        438,608                       981,012
  Capitalized leases                                      0          3,571                         3,571
  Mortgage payable                                   53,333              0                        53,333
                                                 ----------     ----------     ----------     ----------
Total current liabilities                         1,084,467      1,229,207              0      2,313,674

Capitalized leases                                        0          6,500              0          6,500
Mortgage payable after one year                     720,000              0                       720,000
                                                 ----------     ----------     ----------     ----------
Total liabilities                                 1,804,467      1,235,707              0      3,040,174

SHAREHOLDERS' EQUITY:
  Common shares                                   5,152,698          6,000        681,500  C   5,840,198
  Unrealized loss on avail.-for-sale securities      (3,694)             0                        (3,694)
  Accumulated deficit                              (661,727)      (858,180)       858,180  D    (661,727)
  Unearned compensation, net                        (26,438)             0                       (26,438)
                                                 ----------     ----------     ----------     ----------
Total shareholders' equity                        4,460,839       (852,180)     1,539,680      5,148,339
                                                 ----------     ----------     ----------     ----------
Total liabilities and shareholders' equity       $6,265,306     $  383,527     $1,539,680     $8,188,513
                                                 ----------     ----------     ----------     ----------
                                                 ----------     ----------     ----------     ----------


See accompanying discussion of Pro Forma Financial Information.

                               THE PUBLISHING COMPANY OF NORTH AMERICA, INC.
                                      FORM 8-K/A - SEPTEMBER 16, 1997


                           UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                                   FOR THE YEAR ENDED DECEMBER 31, 1996


                                                         HISTORICAL                                  PRO
                                                                                                   FORMA
                                                       PCNA            CDP           ADJ'S      COMBINED

Net sales                                        $3,332,612     $2,535,695      $       0     $5,868,307

Costs and expenses:
  Salaries and commissions                        1,957,318        607,216                     2,564,534
  Materials and printing                            573,635        956,342                     1,529,977
  Royalties                                               0        428,378                       428,378
  Depreciation and amortization                      93,055          9,411         51,520  F     153,986
  Marketing and selling                             406,647        148,545                       555,192
  General and administrative                      1,020,868        359,942                     1,380,810
                                                 ----------     ----------      ---------     ----------
                                                  4,051,523      2,509,834         51,520      6,612,877
                                                 ----------     ----------      ---------     ----------

Income (loss) from operations                      (718,911)        25,861        (51,520)      (744,570)

Other income (expense)                               27,416        (17,488)                        9,928
                                                 ----------     ----------      ---------     ----------
Income (loss) before provision
  for income taxes                                 (691,495)         8,373        (51,520)      (734,642)
Provision for income taxes                                0              0                             0
                                                 ----------     ----------      ---------     ----------

Net income (loss)                                 ($691,495)    $    8,373       ($51,520)     ($734,642)
                                                 ----------     ----------      ---------     ----------
                                                 ----------     ----------      ---------     ----------

Net income (loss) per share                          ($0.19)                                      ($0.18)
                                                 ----------                                   ----------
                                                 ----------                                   ----------

Shares used in computation of
  net income (loss) per share                     3,681,233                       500,000  G   4,181,233
                                                 ----------                     ---------     ----------
                                                 ----------                     ---------     ----------


See accompanying discussion of Pro Forma Financial Information.

                               THE PUBLISHING COMPANY OF NORTH AMERICA, INC.
                                      FORM 8-K/A - SEPTEMBER 16, 1997


                           UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                                  FOR THE SIX MONTHS ENDED JUNE 30, 1997


                                                         HISTORICAL                                  PRO
                                                                                                   FORMA
                                                       PCNA            CDP           ADJ'S      COMBINED

Net sales                                        $3,058,093     $   23,976      $       0     $3,082,069

Costs and expenses:
  Production                                        787,983          4,500                       792,483
  Marketing and selling                           1,172,843        257,769                     1,430,612
  Depreciation and amortization                      81,703          5,160         46,378  F     133,241
  General and administrative                      1,046,635        283,502                     1,330,137
                                                 ----------     ----------      ---------     ----------
                                                  3,089,164     $  550,931         46,378      3,686,473
                                                 ----------     ----------      ---------     ----------

Loss from operations                                (31,071)      (526,955)       (46,378)      (604,404)

Other income (expense)                               60,840        (13,323)                       47,517
                                                 ----------     ----------      ---------     ----------

Income (loss) before provision
  for income taxes                                   29,769       (540,278)       (46,378)      (556,887)
Provision for income taxes                                0              0                             0
                                                 ----------     ----------      ---------     ----------

Net income (loss)                                $   29,769      ($540,278)      ($46,378)     ($556,887)
                                                 ----------     ----------      ---------     ----------
                                                 ----------     ----------      ---------     ----------

Net income (loss) per share                      $     0.01                                       ($0.12)
                                                 ----------                                   ----------
                                                 ----------                                   ----------

Shares used in computation of
  net income (loss) per share                     4,130,912                       500,000  G   4,630,912
                                                 ----------                     ---------     ----------
                                                 ----------                     ---------     ----------


See accompanying discussion of Pro Forma Financial Information.

                    THE PUBLISHING COMPANY OF NORTH AMERICA, INC.
                           FORM 8-K/A - SEPTEMBER 16, 1997

                            EXHIBITS TO FORM 8-K/A No. 1

Exhibit Index

    2.  Agreement and Plan of Merger (1)(2)

        (1) Contained in the Report on Form 8-K filed by the registrant with the Securities and Exchange Commission on July 18, 1997.
        (2) Confidential treatment has been requested for an exhibit to this Agreement and Plan of Merger.


                                        Exh-1